Exhibit 99.1

NEWS RELEASE

Contact:    Roy C. Thygesen – Chief Executive Officer
Phone (815)725-0123
Source:    First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Completes Repurchase of $7.3 million of Preferred Stock and $5.5 million Private Placement Offering

Joliet, Illinois - October 1, 2013 - First Community Financial Partners, Inc. (OTCBB: FCMP, “First Community”), repurchased $7.3 million of its outstanding $12.5 million Series B Cumulative Perpetual Preferred Stock. The 7,324 preferred shares, with a liquidation preference of $1,000 per share, were repurchased at a cost of $5.3 million resulting in a gain attributable to common shareholders of $2.0 million. “We continue to look for opportunities to enhance the value of our shareholders' investment in First Community,” said Roy C. Thygesen, First Community CEO. “The substantial shareholder gains realized through the transactions completed yesterday are a product of this initiative,” he added.

In connection with the repurchase, First Community closed a private placement of $5.5 million principal amount of 8.625% Subordinated Notes due 2021 (the "Notes"). The Notes were issued in denominations of $1,000 and integral multiples thereof to an affiliate of EJF Capital LLC, the holder of certain First Community's Series B Cumulative Perpetual Preferred Stock, and certain officers and directors of the Company. The proceeds of the private placement were used to fund the repurchase of the Series B Cumulative Perpetual Preferred Stock.

The Notes issued in the private placement were not registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and were issued pursuant to an exemption from registration under Regulation D of the rules promulgated under the Act.

About First Community Financial Partners, Inc.: The bank holding company was formed following the organization of First Community Bank of Joliet to participate with local business leaders from other near west and southwest suburban communities to charter additional banks focused on commitment to their communities. Within five years, First Community Bank of Plainfield, First Community Bank of Homer Glen/Lockport, Burr Ridge Bank and Trust and new branches of First Community Bank of Joliet located in Channahon and Naperville opened their doors, following the proven model of local investors, board members and bankers. Over the years, the reception by local businesses and professional firms has proven that small and midsized businesses respond to the personal approach of a bank that is owned and operated by experienced bankers who are invested in and concerned for the future of their community.
About First Community Financial Bank: With assets approaching $1 billion, First Community Financial Bank is a wholly owned banking subsidiary of First Community Financial Partners, Inc., with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge. The combined result of four recently merged subsidiary bank charters, the bank remains dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service through experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the recent merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with the First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing banking; high costs of regulatory compliance; the impact of legislation and regulatory changes on the banking industry; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 15, 2013.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.